Exhibit 1
                                                           ---------

                             JOINT FILING AGREEMENT
                          PURSUANT TO RULE 13d-1(k)(1)
                          ----------------------------

     The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.


Dated: November 20, 2006


                                 MIHALJEVIC CAPITAL MANAGEMENT LLC



                                 By:  /s/ Ivan Mihaljevic
                                      -----------------------------------------
                                      Name:  Ivan (John) Mihaljevic
                                      Title: Managing Member




                                 MIHALJEVIC PARTNERS LP



                                 By:  /s/ Ivan Mihaljevic
                                      -----------------------------------------
                                      Name:  Ivan (John) Mihaljevic
                                      Title: Managing Member of General Partner




                                 /s/ Ivan Mihaljevic
                                 ----------------------------------------------
                                 Ivan (John) Mihaljevic




                  [JOINT FILING AGREEMENT FOR SCHEDULE 13D]